Exhibit 10.26

SUBLEASE

Fort Lauderdale, Florida

This Sublease (this “Sublease”) is entered into as of September 2, 2020 (the “Effective Date”), by and between JetSmarter Inc., a Delaware corporation (“Sublandlord”), and LMP Automotive Holdings, Inc., a Delaware corporation (“Subtenant”). Sublandlord and Subtenant may each be referred to herein as a “Party”, and collectively, the “Parties”.

RECITALS

This Sublease is made with reference to the following recitals of essential facts:

A.  Sublandlord, as tenant, and FTL 500 CORP., a Florida Corporation (“Master Landlord”), as landlord, are parties to that certain Office Lease dated as of October 23, 2014 (as amended, the “Master Lease”), as amended by First Amendment to Lease Agreement dated September 9, 2015 adding Suite 1900 and amended by those Second, Third, Fourth, Fifth and Sixth Amendments (pertaining to matters other than Suite 1900) of the building commonly known as Broward Financial Centre located at 500 East Broward Blvd., Fort Lauderdale, Florida 33131 (the “Building”), containing approximately 8,789 combined rentable square feet, as more particularly described in the Master Lease (the “Master Premises”). Capitalized terms used, but not defined, herein have the meanings set forth in the Master Lease, a copy of which has been previously provided to Subtenant.

B.  Subject to the terms and conditions of this Sublease, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, that certain portion of the Master Premises comprising of Suite 1900 of approximately 8,789 rentable square feet (the “Subleased Premises”).

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.  Recitals. The foregoing recitals are hereby incorporated into this Sublease by this reference as if fully set forth herein.

2.  Subleased Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Subleased Premises. Additionally, Subtenant is hereby granted the nonexclusive right to use the common areas of the Building to the extent of Sublandlord’s rights to use of the same pursuant to the Master Lease, in common with other tenants in the Building (collectively, the “Common Areas”), each throughout the Sublease Term (as defined in Section 3). Subtenant covenants that its use of the Subleased Premises and Common Areas shall at all times comply with any and all terms, conditions and provisions of the Master Lease and with any rules and regulations established by Master Landlord or Sublandlord from time to time of which Subtenant is provided notice.

3.  Sublease Term. The term of this Sublease (the “Sublease Term”) shall commence upon the later to occur of: (a) five (5) days following Sublandlord’s receipt of the Landlord Consent (as defined in Section 12), (b) September 1, 2020 and (c) delivery of the Subleased Premises broom clean, vacant and otherwise in the condition required hereunder (the “Commencement Date”). Unless earlier terminated under any provision of the Master Lease or this Sublease, the Sublease Term shall continue until June 30, 2023 (the “Expiration Date”). Sublandlord shall deliver possession of the Subleased Premises to Subtenant upon the occurrence of all of the following: (a) Sublandlord’s receipt of the Landlord Consent, (b) Sublandlord’s receipt of the first full month’s Base Rent (as defined in Section 4) and the Security Deposit (as defined in Section 8), and (c) Sublandlord’s receipt of evidence that Subtenant carries the insurance required by the Master Lease and this Sublease. Notwithstanding anything to the contrary contained herein or in the Overlease, Subtenant shall have no right or option to extend the Term beyond June 30, 2023.

4.  Base Rent.

4.1.  Beginning on the Commencement Date, Subtenant shall pay base rent to Sublandlord at the annual rate of One Hundred Ninety Three Thousand and Three hundred and Fifty Eight Dollars ($193,358) in equal monthly installments of Sixteen Thousand One Hundred Thirteen Dollars and Seventeen cents ($16,113.17) (“Base Rent”). Except as provided in this Sublease, it is the intention of this Sublease that Sublandlord shall receive the Base Rent and Additional Rent herein reserved and all sums which shall or may become payable hereunder by Subtenant under any contingency, free from all taxes, charges, expenses, damages and deductions of every kind and nature whatsoever which the Sublandlord has the obligation to pay to the Master Landlord under the Master Lease, and that Subtenant shall and will and hereby expressly agrees to pay all such other sums as Additional Rent in accordance with the terms hereof.

4.2 Subtenant shall be relieved of the obligation to pay Base Rent for the first three months after the commencement date of the Term (i.e., estimated to be September 11, 2020 through November 30, 2020) (“Rent Concession”). All other provisions of this Sublease shall be in full force and effect.

5.  Additional rent. All sums required hereunder to be paid by Subtenant whatsoever not included within Base Rent and payable by Subtenant under the terms of this Sublease shall constitute additional rent (“Additional Rent”) even if not specifically designated as such hereunder and shall be payable without set-off or deduction whether or not so specified elsewhere in this Sublease, and in the event of non-payment thereof by Subtenant, Sublandlord shall have all of the same rights and remedies with respect thereto as in the case of non-payment of Base Rent. Base Rent and Additional Rent are sometimes hereinafter collectively referred to as “Rent”

In addition to paying Base Rent, beginning on the Commencement Date, Subtenant shall pay to Sublandlord, as additional rent, 100% of the cost of: (a) the applicable sales tax on the Base Rent; (b) Subtenant’s share of the Allocated Share of Operating Costs in accordance with the terms and provisions of Article 5 of the Master Lease (c) late fees or penalties assessed against Sublandlord or Master Landlord as a result of Subtenant’s acts or omissions, and (d) charges incurred as a result of excess or additional services specifically requested by Subtenant for the Subleased Premises, such as extra air conditioning hours.

Notwithstanding anything herein contained to the contrary, to the extent that any additional rent, sums, charges or other costs or expenses are due under the Master Lease by reason of a default of Sublandlord thereunder which is not directly derivative of a default of Subtenant hereunder or are otherwise due thereunder with respect to the seeking of a consent or approval by Sublandlord which is not directly derivative of a request hereunder by Subtenant or relate to a matter which first arose or first accrued prior to the Commencement Date, then, in any such event, the same shall not constitute additional rent hereunder and shall not be payable by Subtenant hereunder.

During the Sublease Term, Subtenant shall have non-exclusive use on a first come, first served basis of twenty six (26) unreserved and (2) reserved parking spaces (“Parking Rate”) and subject to Section 31 of the Master Lease. The Parking Rate shall increase on annual basis pursuant to Section 31 of the Master Lease. The Subtenant’s right to use the parking space is expressly conditioned upon Subtenant’s compliance with all reasonable rules and regulations respecting parking established from time to time by Sublandlord or Master Landlord of which Subtenant is provided notice. Subtenant shall be required to pay for all such allocated parking spaces whether Subtenant uses such spaces or not.

6.  Payment of Rent. Base Rent, Additional Rent, and any other amounts payable by Subtenant in connection with this Sublease are referred to in this Sublease as “Rent”. Rent shall be due and payable to Sublandlord without prior written notice or demand, in advance, without deduction or offset, in lawful money of the United States of America, on or before the first day of each calendar month during the Sublease Term. Rent shall be payable at Sublandlord’s address set forth herein, or at such other place as Sublandlord may designate in writing to Subtenant. Rent for any period during this Sublease Term that is less than one (1) month shall be prorated based on a thirty (30) day month. Subtenant shall pay Rent for the first full month of the Sublease term upon Subtenant’s execution of this Sublease.

7.  Delinquent Payments.

7.1.  Late Fee. Subtenant acknowledges that Subtenant’s late payment of Rent will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of such costs being difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Sublandlord. Accordingly, if Sublandlord does not receive a monthly installment of Rent within ten (10) days of its due date, Subtenant shall pay to Sublandlord an additional sum of four percent (4.0%) of the delinquent amount as a late charge, but in no event more than the maximum late charge allowed by law. The Parties agree that this late charge represents a fair and reasonable estimate of the costs that Sublandlord will incur due to Subtenant’s late payment of Rent. Sublandlord’s acceptance of a late charge will not constitute a waiver of Subtenant’s default with respect to the delinquent amount or prevent Sublandlord from exercising any of the other rights and remedies available to Sublandlord under this Sublease or under applicable law.

7.2.  Interest. In addition to the late charges referred to above, if Sublandlord does not receive a monthly installment of Rent within seven (7) days of its due date, the delinquent amount will bear interest from the date due until paid to Sublandlord by Subtenant at the rate of twelve percent (12%) per annum or the maximum rate that Sublandlord may charge to Subtenant under applicable law, whichever is less. Sublandlord’s acceptance of interest payments will not constitute a waiver of Subtenant’s default with respect to the delinquent amount or prevent Sublandlord from exercising any of the other rights and remedies available to Sublandlord under this Sublease or under applicable law.

8.  Security Deposit. Subtenant shall deliver to the Sublandlord prior to the Commencement Date a corporate check in the amount of Fifty Eight Thousand Three Hundred and Twenty Nine Dollars ($58,329) as security (“Security Deposit”). If Subtenant defaults in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, the payment of Base Rent or Additional Rent, Sublandlord shall have the right, and regardless of the exercise of any other remedy Sublandlord may have by reason of a default by Subtenant, to draw upon the Security Deposit to cure any default of Subtenant or for any purpose authorized by this Paragraph 8, and if Sublandlord does so, Subtenant shall, upon demand, additionally fund the Security Deposit with the amount so drawn so that Sublandlord shall have the full Security Deposit on hand at all times during the Term of this Sublease and for a period of thirty (30) days thereafter. If Subtenant shall comply with all of the terms, covenants, conditions, provisions and agreements of this Sublease, the Security Deposit or the portion thereof then remaining unapplied, shall be returned by Sublandlord to Subtenant within thirty (30) days after the expiration of the Term and after delivery of possession of the entire Premises to Sublandlord in accordance with the provisions hereof, or if Subtenant’s lease with Master Landlord is then in effect for the continued occupancy of the Premises, such security shall be returned to Subtenant, provided there are no claims then pending by Sublandlord against Subtenant or by Master Landlord against Sublandlord, which claims issue from the acts or actions of Subtenant.

9.  Condition of Subleased Premises. Subtenant (a) acknowledges that Subtenant has conducted a thorough inspection of the Subleased Premises and (b) agrees that Subtenant will accept the Subleased Premises in their current “as is” condition with all faults. Subtenant hereby waives all warranties, whether express or implied (including warranties of merchantability or fitness for a particular purpose), with respect to the Subleased Premises or any furniture, fixtures and equipment located therein, including, without limitation, the Furniture (as defined in Section 10.1). Except as expressly set forth in this Sublease, Sublandlord makes no representation or warranty of any kind with respect to the Subleased Premises, and Subtenant shall have full responsibility for making any desired repairs, installations, alterations or additions to the Subleased Premises. Any installations, alterations or additions which Subtenant desires to make to the Subleased Premises shall be subject to the prior written approval of both Master Landlord and Sublandlord and shall otherwise be constructed in accordance with all of the terms and conditions of the Master Lease. Notwithstanding the foregoing, Sublandlord shall deliver the Subleased Premises to Subtenant vacant of all occupants, and in broom clean condition. Notwithstanding the foregoing, Subtenant shall not be responsible for any repairs or alterations to the Subleased Premises required by the Master Landlord that relate to conditions that exist as of the Commencement Date, including, without limitation, any repairs or alterations that are necessary to comply with applicable laws.

10.  Furniture. Subject to obtaining Master Landlord’s consent to this Sublease and Subtenant’s compliance with all conditions of this Sublease, Sublandlord agrees to sell and Subtenant agrees to buy furniture located in the Subleased Premises (“Personalty”) as reflected in the schedule enclosed hereto as Exhibit B in as-is where-is condition for One Dollar. Upon the expiration of the term of this Sublease, Subtenant shall be responsible for removing the Personalty from the Premises1. Sublandlord shall, if requested by Subtenant, execute and deliver to Subtenant upon the expiration of the Term of this Sublease, a non-recourse bill of sale for the Personalty in form and substance reasonably acceptable to Sublandlord and Subtenant.

11.  Use. Subtenant may use the Subleased Premises solely for the uses permissible under Section 3 of the Master Lease, and for no other use. Subtenant’s use of the Subleased Premises must at all times comply with the requirements of the Master Lease, and Subtenant shall not use the Subleased Premises in a manner that is in any way inconsistent with the Master Lease or that might cause Sublandlord to be in breach of the Master Lease. Subtenant shall not commit or allow to be committed any waste upon the Building or Subleased Premises, or any public or private nuisance or act which is unlawful. Subtenant shall not commit any act that will increase the then existing rate of insurance on the Building or the Master Premises. Subtenant shall promptly pay upon demand the amount of any such increase in insurance rates caused by any act of Subtenant.

12.  Master landlord consent. This Sublease is subject to and conditioned upon Sublandlord obtaining the written consent of Master Landlord, to the extent required under the Master Lease. Sublandlord shall promptly request and use due diligence to obtain such consent at Sublandlord’s sole cost and expense, and Subtenant shall cooperate with Sublandlord in connection therewith, including, without limitation, (i) providing Sublandlord and Master Landlord with such information as Sublandlord may be required to provide Master Landlord under the Master Lease in connection with Master Landlord’s evaluation of subtenants, and (ii) executing and delivering to Master Landlord and Sublandlord a commercially reasonable form of consent to sublease providing the rights, protections and benefits to Subtenant set forth herein. If such consent is refused or if Master Landlord shall otherwise fail to grant such consent within sixty (60) days from the date hereof, then either party may, by written notice to the other, given at any time prior to the granting of such consent, terminate and cancel this Sublease. In addition, if Master Landlord exercises or seeks to exercise any “recapture” right in response to a request for consent, Sublandlord may rescind such request for consent and terminate this Sublease. In the event of a termination of this Sublease pursuant to the foregoing, Sublandlord shall return any pre-paid Rent and the Security Deposit (hereinafter defined) previously paid by Subtenant to Sublandlord in connection with this Sublease. Upon the making of such refund, neither party shall have any further obligations to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination hereof. The parties hereby acknowledge and agree that in no event shall Sublandlord be liable to Subtenant for any damages and/or losses suffered by Subtenant as a result of Sublandlord’s inability to obtain consent to this Sublease from Master Landlord. The foregoing notwithstanding and anything otherwise contained in this Sublease to the contrary, the first monthly installment of advanced rent shall be by check to be held by Sublandlord and only deposited upon commencement of the Term of this Sublease and issuance of the Master Landlord’s consent complying with the terms hereof and the Security Deposit shall be by Subtenant’s corporate check to be held, undeposited, and deposited should the Master Landlord’s consent be obtained.

13.  Master Lease.

13.1.  Subtenant Covenants. Subtenant covenants that it will occupy the Subleased Premises in accordance with all of the terms and conditions of the Master Lease and the Amendments currently in effect attached hereto as Exhibit A and incorporated in full by this reference as they apply to the Subleased Premises and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees) and damages of any kind or nature whatsoever (“Claims”) arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease applicable to the Subleased Premises or this Sublease. Subtenant and Sublandlord each waive all rights (other than rights under the Estoppel Certificate and End of Term articles) to consequential damages, lost profits, punitive damages, or special damages of any kind.

13.2.  Sublandlord Covenants. Sublandlord covenants that it will maintain the Master Lease during the entire Sublease Term, subject, however, to any earlier termination of the Master Lease without the fault of Sublandlord, and to comply with or perform or cause to be performed Sublandlord’s obligations with respect to the Subleased Premises not assumed by Subtenant hereunder (collectively, “Sublandlord’s Remaining Obligations”). Sublandlord shall use commercially reasonable efforts to cause the Master Landlord to perform its obligations under the Master Lease, and shall cooperate with Subtenant in its efforts to obtain such performance. Sublandlord covenants and agrees at all times from the date hereof through and including the Expiration Date, as follow: (i) Sublandlord shall not act nor fail to act in a manner that may constitute a default under the Master Lease, may cause the Master Lease to be terminated as it relates to the Subleased Premises or could subject Subtenant to liability hereunder or thereunder; (ii) Sublandlord shall fully and timely perform all of its obligations as tenant under the Master Lease, (iii) Sublandlord shall promptly provide Subtenant with copies of all notices given and/or received under the Master Lease, (iv) Sublandlord shall not voluntarily terminate or cancel the Master Lease as it relates to the Subleased Premises, (v) Sublandlord shall not amend, extend or modify the Master Lease as it relates to the Subleased Premises without the Subtenant’s prior written approval

13.3.  Subordination of Sublease. This Sublease is subject and subordinate to all of the terms, covenants, provisions, conditions and agreements contained in the Master Lease and the Amendments in all respects. If the Master Lease is terminated for any reason whatsoever, then this Sublease shall automatically terminate as if it expired by its terms (unless assumed by Master Landlord) and in such event neither Sublandlord nor Master Landlord shall have any liability whatsoever to Subtenant as a result of such termination, except that Sublandlord shall be liable to Subtenant for any such termination arising as a result of Sublandlord’s default under the Master Lease. Under no circumstance shall Sublandlord be obligated to, or be responsible or liable in any way for, Master Landlord’s failure to, (a) perform any acts required to be completed by Master Landlord under the Master Lease, (b) supply any item, including, but not limited to, any utility or service to the Subleased Premises required to be supplied by Master Landlord under the Master Lease, or (c) complete any work or maintenance in the Subleased Premises, the Building or the Master Premises required to be completed by Master Landlord under the Master Lease; and no such failure will in any way excuse Subtenant’s performance under this Sublease or entitle Subtenant to any abatement of Rent.

13.4.  Incorporation of Terms. Except as expressly provided in this Section 13.4, Subtenant hereby assumes and agrees to perform each and every obligation of Sublandlord under the Master Lease with respect to the Subleased Premises (and Sublandlord shall have the right to elect to require Subtenant to perform its obligations under the Master Lease directly to Master Landlord on prior written notice and Master Landlord’s consent to the same). The restrictions, limitations and conditions (other than payments of sums of moneys not delineated herein) imposed upon Sublandlord by the terms of the Master Lease to the extent set forth in and contemplated by the terms of the Sublease are hereby imposed upon Subtenant with the same force and effect as if specifically set forth herein at length, and Subtenant hereby assumes and agrees to perform all of the obligations of Sublandlord under said Master Lease insofar as such obligations pertain to the Premises and/or subtenants in general, except as otherwise expressly provided herein or to the extent inconsistent with, or inapplicable to any of the provisions of this Sublease. Subtenant covenants and agrees to indemnify, defend and hold Sublandlord harmless from and against any and all losses, damages, claims or expenses (including, without limitation, reasonable attorneys’ fees and disbursements), in any way arising out of, or in connection with: (i) the Premises arising during the Term of this Sublease; or (ii) any act or omission of Subtenant or its agents, servants, employees, contractors, licensees or invitees; or (iii) any actual breach, default or failure on the part of Subtenant with respect to any of the terms, covenants, conditions, provisions and agreements of this Sublease and/or said applicable Master Lease. Notwithstanding the foregoing, Subtenant shall have no renewal or extension rights.

13.5.  Provided such do not result from any defaults under this Sublease of Sublandlord’s covenants, representations or duties or under the Master Lease by Sublandlord, Sublandlord shall not be liable for damages in the event: (i) the Master Lease is canceled or terminated; or (ii) this Sublease becomes invalid as a result of any foreclosure or other proceedings; or (iii) in the event Subtenant suffers any damage as a result of any act committed or omitted to be performed by Master Landlord without default of Sublandlord. Sublandlord does not warrant that Subtenant will have peaceful possession of the Premises and shall not be liable to Subtenant if Subtenant does not enjoy or have peaceful possession of the Premises during the Term. Notwithstanding anything to the contrary in this Sublease, if Sublandlord shall at any time fail to make any payment or perform any other undisputed obligation of Sublandlord under the Master Lease (and such default is not directly derivative of a default of the Subtenant hereunder after any required) and Landlord issues a notice and within the applicable cure period, if any, then of default in connection therewith, Subtenant shall have the right, but not obligation, after two (2) days written notice and without waiving or releasing Sublandlord from any obligations of Sublandlord hereunder or under the Master Lease, to make such payment to Landlord. Sublandlord shall pay to Subtenant, upon demand and presentation of credible evidence of the obligation and payment, all sums so paid by Subtenant to Landlord (“Direct Payment”),. If Sublandlord fails to pay Subtenant the Direct Payment within five (5) days’ written notice, Subtenant, shall be permitted to offset Direct Payment against the Fixed Rent and Additional Rent payable hereunder. Any payments made by Sublandlord directly to Landlord shall constitute payments on account of Fixed Rent and Additional Rent under this Sublease for all purposes.

13.6.  The liability of Sublandlord with respect to compliance with any laws, rules, regulations, or requirements, shall be strictly limited and relate only to the acts and omissions and conduct of Sublandlord or Sublandlord’s agents, servants, employees, contractors, licensees and subtenants (other than Subtenant) and as expressly set forth under this Sublease or under the Master Lease if not a corresponding obligation of Subtenant under the terms of the Sublease; provided however that the Sublandlord’s liability shall extend to any compliance with laws that may be required based upon the condition of the Subleased Premises as of the Commencement Date.

13.7.  Sublandlord shall have absolutely no liability or obligation to indemnify, defend or hold Subtenant harmless with respect to any acts or omissions or conduct referred to in the Master Lease which shall be the conduct of Master Landlord and not resulting from acts or omission/defaults of Sublandlord. Sublandlord agrees to indemnify and hold Subtenant against and hold Subtenant harmless from, any and all liabilities, losses, obligation, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other charges and reasonable attorneys’ fees and other charges incurred in connection with the enforcement of this indemnity provision) which are paid, suffered or incurred by Subtenant as a result of (i) the gross negligence or willful misconduct of Sublandlord or its agents, contractors servants, employees, invitees or licensees, (ii) the default of Sublandlord under this Sublease or the Master Lease that is not cured within the cure period provided for in the Master Lease (except to the extent such default is directly derivative of a default of the Subtenant hereunder), or (iii) the termination of this Sublease and/or the Master Lease by reason of the Sublandlord’s default under the Master Lease (except to the extent such default is directly derivative of a default of the Subtenant hereunder).

13.8.  Except as provided to the contrary in the Sublease, Subtenant shall have no right to resort to self-help, and in any instance where self-help would be available to Sublandlord, Subtenant’s sole right shall be to notify Sublandlord in writing of Master Landlord’s failure to provide services or utilities, or perform its obligations under the Master Lease, which notice shall set forth such failure(s) in reasonable detail and Sublandlord shall thereafter, at Subtenant’s sole cost and expense, use commercially reasonable efforts to cause Master Landlord to restore such services or utilities, or perform such obligations, respectively, as the case may be, all as required by the terms of this Sublease. Notwithstanding anything herein contained to the contrary, to the extent that Sublandlord does not require Landlord’s consent for any particular changes, alterations, additions or improvements under the Master Lease, Subtenant shall similarly not require the Sublandlord’s consent for any such changes, alterations, additions or improvements under this Sublease. To the extent that Landlord’s consent is required for any such changes, alterations, additions or improvements, Subtenant shall also obtain prior written consent of Sublandlord, which shall not be unreasonably withheld. Subtenant shall be responsible to remove any improvements and alterations installed by Subtenant at its sole cost and expense at least five (5) business days prior to expiration of the Term and shall bring the Subleased Premises to the same condition as of the Commencement Date.

13.9.  Except as expressly provided in this Sublease benefiting Subtenant, no right of offset or abatement of Base Rent and/or Additional Rent shall exist on the part of Subtenant against Sublandlord for any act, conduct or omission of Master Landlord, except to the extent that a corresponding right of offset or abatement shall actually exist in favor of Sublandlord under the Master Lease and be availed of by Sublandlord with respect to the portion(s) of the Premises so affected thereby. In the event that there is any abatement of under the Master Lease related to the Subleased Premises, whether partial or total, the Rent under this Sublease shall be similarly abated in equal proportion.

13.10.  Sublandlord shall not be bound by any representation or warranty made by Master Landlord under the Master Lease other than for Sublandlord not to interfere with Subtenant’s quiet enjoyment.

13.11.  Sublandlord represents (a) that it is the holder of the interest of the tenant under the Master Lease, (b) the Master Lease is in full force and effect; (c) Exhibit A contains a true and complete redacted copy of the Master Lease and any and all amendments related to the Subleased Premises thereto, together with copies of all other agreements and documents affecting the Subleased Premises, (d) there are no other documents or agreements, written or oral, affecting the Subleased Premises, (e) no defaults (or events that with notice and/or the passage of time could become a default) currently exist under the Master Lease and (f) as of the Commencement Date, the Subleased Premises materially complies with all Applicable Laws.

13.12.  Survival. The provisions of this Section 13 shall survive the expiration or earlier termination of this Sublease.

14.  Utilities; Services. Sublandlord shall have no obligation to provide to the Subleased Premises with any services or utilities (including without limitation telephone or internet services) of any kind and shall have no liability for any interruption in utilities or services to the Subleased Premises. Sublandlord shall not be responsible or liable in any way for any failure or interruption, for any reason whatsoever, of the services, utilities or facilities that may or should be appurtenant or supplied to the Subleased Premises, and no such failure will in any way excuse Subtenant’s performance under this Sublease or entitle Subtenant to any abatement of Rent, unless such failure is a result of Sublandlord’s negligence or willful misconduct, or Sublandlord’s default under the Master Lease, in which event Subtenant may contract directly with Master Landlord to restore such interrupted utilities and services. Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay to Master Landlord or any service provider arising out of excess consumption by Subtenant or a request by Subtenant for additional building services (e.g., charges associated with after-hours HVAC usage and over-standard electrical charges). Notwithstanding anything to the contrary in this Sublease or the Master Lease, Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements or obligations of Master Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Master Landlord thereunder, Subtenant acknowledges and agrees that Subtenant will look solely to Master Landlord for such performance.

15.  Maintenance. Subtenant shall perform all maintenance and repairs in the Subleased Premises which Sublandlord is required to perform under the Master Lease; provided, however, that, at Sublandlord’s option, or if Subtenant fails to make such repairs, Sublandlord may, but need not, make such repairs and replacements, and Subtenant shall pay Sublandlord’s costs or expenses, arising from Sublandlord’s involvement with such repairs and replacements upon being billed for same. Except as otherwise expressly stated in this Sublease, Subtenant shall have no liability for anything installed prior to the Commencement Date or any conditions that exist as of the Commencement Date.

16.  INSURANCE.

16.1.  Subtenant covenants and agrees that, during the Term, it will provide and keep in force, in responsible insurance companies licensed to do business in the State of Florida, such policies of insurance and in such amounts not less than the amounts specified in the Master Lease, and on such terms and conditions set forth in the Master Lease, naming Master Landlord and Sublandlord as additional insureds. Upon the execution of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord either a duplicate original of the aforesaid policies or certificates, evidencing that such insurance is in full force and effect.

16.2.  Subtenant understands and agrees that Sublandlord will not be obligated to carry insurance of any kind on any personal property in the Premises owned by Subtenant (including, but not limited to, Subtenant’s furnishings, furniture and equipment or the Personalty). Subtenant waives any and all right of recovery which it might otherwise have against Sublandlord for loss or damage to such property or any part thereof, to the same extent that Subtenant’s insurer’s right of subrogation would be waived if insurance coverage with waiver of subrogation provisions were being maintained by Subtenant upon all of such property, whether or not caused by the act, omission or negligence of Sublandlord or its agents, servants, employees, contractors, licensees or invitees.

17.  Assignment and Subletting. Subtenant shall not assign, mortgage, hypothecate, encumber or otherwise transfer this Sublease or sub-sublease (which term shall be deemed to include the granting of concessions and licenses and the like) the whole or any part of the Subleased Premises, including by operation of law (any of the foregoing, an “Assignment”), without in each case first obtaining the prior written consent of Sublandlord, not to be unreasonably withheld; it being agreed that it shall be deemed reasonable for Sublandlord to withhold its consent to an Assignment if Master Landlord has withheld its consent to the same. Notwithstanding the foregoing, Subtenant is permitted to sublease or assign all or a portion of the Subleased Premises to any entity fully owned or affiliated with the Subtenant. For purposes of this article, a “transfer” shall have the meaning assigned to it in Section 6.1 of the Master Lease. No Assignment shall relieve Subtenant of any liability under this Sublease. Consent to any such Assignment shall not operate as a waiver of the necessity for consent to any subsequent Assignment. In connection with each request for an Assignment, Subtenant shall pay Sublandlord’s reasonable cost of processing such Assignment, including attorneys’ fees, and any fees or costs payable under the Master Lease, upon demand of Sublandlord (not to exceed the actual cost charged to Sublandlord by Master Landlord to review the request, plus up to $2,500 for Sublandlord’s review costs)). Any assignee or subtenant shall assume all of Subtenant’s obligations under this Sublease and be jointly and severally liable with Subtenant hereunder. Any Assignment hereunder must comply with the Master Lease, including, without limitation, the obtaining of any required consent of Master Landlord.

18.  Indemnity. Subtenant covenants and agrees to indemnify, defend and hold Sublandlord and Master Landlord and any mortgagee and their respective agents, servants, employees, contractors, licensees and invitees, harmless from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including, without limitation, attorneys’ fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, any injury to person or persons (including, but not limited to, Sublandlord, its agents, servants, employees, contractors, licensees and invitees) or damage to property (including any loss of use thereof): (i) arising from, or in connection with the Subtenant’s occupancy or use of, or from anything whatsoever done, in, at or about the Premises during the Term; or (ii) resulting from any act, omission or negligence of Subtenant or its agents, servants, employees, contractors, licensees or invitees. Subtenant agrees that it is bound by, and assumes the obligations under, Paragraph 19 of the Master Lease as if such provision were set forth at length herein.

If the Master Lease shall be terminated by reason of a default on the part of Subtenant with respect to any of the terms, covenants, conditions, provisions and agreements of this Sublease, Sublandlord shall be entitled to all rights and remedies available to it under law. By way of example and not limitation, Sublandlord shall be entitled to recover from Subtenant the sum of: (i) such amount or amounts as will be equal to the damages which Master Landlord shall be entitled to recover from Sublandlord in connection with such termination of the Master Lease; (ii) the reasonable expenses incurred by Sublandlord in collecting the amounts referred to in clause (i) hereinabove (including, without limitation, reasonable attorneys’ fees and disbursements); and (iii) any and all other reasonable amounts incurred by Sublandlord as a result thereof. This section shall similarly apply to Sublandlord, benefiting Subtenant in the same manner in the event of termination and loss of Sublease estate resulting from defaults of Sublandlord. Such obligations and damages relating with and applicable to the parties shall survive the termination of this Sublease.

18.1.  Survival. The indemnities in this Section 19 shall survive the expiration or earlier termination of this Sublease.

19.  Exemption of Sublandlord from Liability. Unless caused by Sublandlord’s gross negligence or willful misconduct, or breach of its obligations under the Master Lease, Sublandlord shall not be liable for injury or damage to the person or goods, wares, merchandise, or other property of Subtenant, Subtenant’s employees, contractors, invitees, customers, or any other person in or about the Master Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising from the Master Premises or from any other source or place, and regardless of whether the cause of damage or injury or the means of repairing the same is accessible. Notwithstanding anything to the contrary in this Sublease or the Master Lease, in no event whatsoever shall Sublandlord be liable for injury to Subtenant’s business or for any loss of income or profit therefrom or for any consequential, exemplary, punitive or special damages.

20.  Damage and Destruction; Condemnation. In no event shall Sublandlord have any obligation to Subtenant to restore the Subleased Premises or the Master Premises if damaged, destroyed or condemned as described in Section 14 or Section 15 of the Master Lease. To the extent any damage, destruction or casualty loss occurs in the Master Premises or Subleased Premises which entitles Sublandlord to terminate the Master Lease, Sublandlord may terminate the Master Lease (in which event this Sublease shall automatically terminate) without liability to Subtenant. With respect to damage, destruction or condemnation (as described in Section 14 and Section 15 of the Master Lease), Subtenant shall have no right to abatement of Rent under this Sublease unless Sublandlord is entitled to abatement of rent under the Master Lease with respect to the Subleased Premises.

21.  Brokers. Sublandlord and Subtenant hereby represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Sublease, other than: (a) Stiles Realty, representing Sublandlord, and (b) Newmark Knight Frank representing Subtenant (collectively, the “Brokers”). Each Party agrees to indemnify and defend the other Party against and hold the other Party harmless for, from and against any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying Party’s dealings with any real estate broker or agent other than the Brokers. The indemnities in this Section 20 shall survive the expiration or termination of this Sublease.

22.  Compliance with Laws. Subtenant shall, at its sole cost and expense, promptly comply with all laws, ordinances and regulations with respect to Subtenant’s use, occupancy or improvement of the Subleased Premises, including, without limitation, the Americans With Disabilities Act of 1990, 42 U.S.C. §12101, et seq. (as amended, together with the regulations promulgated pursuant thereto) (collectively, “Applicable Laws”). Additionally, Subtenant shall be responsible, at its sole cost and expense, to reimburse Sublandlord for any legal compliance costs incurred by Sublandlord with respect to the Subleased Premises as a result of Subtenant’s (a) specific use and occupancy of the Subleased Premises (as opposed to general office use), (b) obtaining any permit or license with respect to the Subleased Premises, or (c) making any installations, additions or alterations to the Subleased Premises. Subtenant’s compliance obligation shall not apply to any conditions that exist as of the Commencement Date. For the avoidance of any doubt, Sublandlord shall be responsible for compliance with Applicable Laws for any conditions that exist in the Subleased Premises as of the Commencement Date.

23.  entry. Sublandlord and/or its agents may enter the Premises at reasonable hours upon reasonable prior notice to Subtenant with a representative of Subtenant present, which notice must be in writing, including by electronic mail, (except in the event of an emergency, in which event no notice shall be required), in order to repair, inspect, install or perform other work that Sublandlord is required to perform under the Master Lease and which Subtenant is either not required to perform or which Subtenant has failed to perform in accordance with the terms of this Sublease, or in order for Master Landlord to inspect, repair, install or perform other work in accordance with the terms, covenants, conditions, provisions and agreements of the Master Lease.

24.  No privity of estate.

24.1.  Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Master Landlord.

24.2.  Except to request Landlord’s consent to this Sublease, Subtenant has no authority make any agreement with Master Landlord regarding the Premises or the Master Lease during the Term of the Sublease. Subtenant shall not pay Base Rent, Additional Rent, or any other sums or charges to Master Landlord unless required pursuant to the terms of the Master Lease, or order of a court or arbitration panel with jurisdiction.

25.  Notices. Any notice, demand or request required or desired to be given under this Sublease to Sublandlord or Subtenant shall be in writing via (a) personal delivery, (b) First Class U.S. Mail, return receipt requested, (c) FedEx or other reputable overnight carrier, or (d) email (but only if a hard copy is sent within one (1) business day thereafter by one of the methods in the foregoing sections (a) through (c)), and shall be addressed to the address of the Party to be served, as set forth in this Section 21. Either Party may from time to time, by written notice to the other Party in accordance with this Section 21, designate a different address than that set forth below for the purpose of notice. Upon receipt of any notice from Master Landlord, Subtenant shall promptly deliver a copy of such notice to Sublandlord in accordance with the terms and conditions of this Section 21.

Sublandlord:	Subtenant:

1901 Cypress Creek Rd Suite 600 Fort Lauderdale, FL 33309 Attn: Legal Department Email: legal@jetsmarter.com

Subleased Premises and

Prior to the Commencement Date:

601 N. State Rd. 7,

Plantation, Florida 33317

with a copy to

Jeffrey M. Platte, Esq.

Platte, Klarsfeld & Levine, LLP

10 East 40th Street, 46th Floor

New York, New York 10016

26.  Default. The occurrence of any of the following events (each, an “Event of Default”) shall constitute a material default and breach of this Sublease by Subtenant: (a) Subtenant’s failure to pay Rent, where such failure shall continue for a period of five (5) days following Subtenant’s receipt of written notice thereof from Sublandlord, (b) the occurrence of a material default or breach of the Master Lease due to Subtenant’s acts or omissions and such default continues following expiration of the applicable cure period under the Master Lease, or (c) the occurrence of any of the events described in Section 8 of the Master Lease and such default continues following expiration of the applicable cure period under the Master Lease. Upon any Event of Default under this Sublease, Sublandlord shall have all of the remedies available to Master Landlord pursuant to the Master Lease, including without limitation the remedies enumerated in Section 8 of the Master Lease. All of Sublandlord’s rights and remedies herein enumerated or incorporated by reference above are cumulative, and none will exclude any other right or remedy allowed by law or in equity.

27.  Surrender. On the expiration or earlier termination of this Sublease, Subtenant shall, at its sole cost and expense, surrender and deliver up the Subleased Premises to Sublandlord, in the same condition as of the Commencement Date, normal wear and tear, casualty damage, and Sublandlord’s and Master Landlord’s obligations excepted. Subtenant shall be required to remove the Furniture from the Subleased Premises. For the avoidance of doubt, except as otherwise specified hereto, Subtenant shall have no liability for anything installed prior to the Commencement Date or restoration of the Sublease Premises with respect to anything beyond its condition as of the Commencement Date. Unless Sublandlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Subleased Premises shall become the property of Sublandlord and shall be surrendered with the Subleased Premises at the expiration of the Sublease Term, except that, subject to the rights of Master Landlord under the Master Lease, Sublandlord may, by notice to Subtenant at the time of its consent thereto, require Subtenant to remove by the Expiration Date, or sooner termination of this Sublease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Subtenant or by Sublandlord for Subtenant’s benefit, and to repair any damage to the Subleased Premises arising from the removal.

28.  Holdover. If Subtenant fails to surrender the Subleased Premises in accordance with the terms and conditions of this Sublease on or before the Expiration Date or earlier termination of this Sublease, such tenancy shall be from month-to-month only, at a rental rate that is 150% of the monthly Rent payable under this Sublease immediately prior to termination or expiration of this Sublease, and shall not constitute a renewal or extension of this Sublease. Notwithstanding any provision to the contrary contained in this Sublease, (i) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Subleased Premises upon the expiration of the Sublease Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Subtenant or collect damages in connection with any such holding over, and (ii) Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all Claims incurred or suffered by Sublandlord by reason of Subtenant’s failure to surrender the Subleased Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease, including without limitation all holdover rent and other costs chargeable to Sublandlord pursuant to the Master Lease as a result of Subtenant’s holdover. The provisions of this Section 27 shall survive the expiration or earlier termination of this Sublease.

29.  Signage. Subtenant is not entitled to any signage in or on the Building or the Master Premises without the prior written consent of Master Landlord to the extent required under the Master Lease. Subtenant shall be solely responsible to remove any installed signage at its sole cost and expense upon expiration of the Term.

30.  Governing Law. The terms and provisions of this Sublease shall be construed in accordance with and governed by the laws of the State of Florida.

31.  Partial Invalidity. If any term, provision or condition contained in this Sublease shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Sublease shall be valid and enforceable to the fullest extent possible permitted by law.

32.  Attorneys’ Fees. If any Party commences litigation against another in connection with this Sublease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing Party shall be entitled to recover from the other Party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

33.  Counterparts and Electronic Signatures. This Sublease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This Sublease may be executed by a Party’s signature transmitted by email, and copies of this Sublease executed and delivered by means of emailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All Parties hereto may rely upon emailed signatures (including signatures in Portable Document Format) as if such signatures were originals. All Parties hereto agree that an emailed signature page may be introduced into evidence in any proceeding arising out of or related to this Sublease as if it were an original signature page.

34.  Entire Agreement. This Sublease, together with the Master Lease as incorporated or referenced herein, constitutes the entire agreement and complete understanding of the Parties with respect to the matters set forth herein and merges and supersedes all prior, oral and written, agreements and understandings, and all contemporaneous oral agreements and understandings, of any nature whatsoever with respect to such subject matter.

[Signature page follows]

In Witness Whereof, Sublandlord and Subtenant have executed this Sublease as of the date and year set forth above.

SUBLANDLORD:	SUBTENANT:

JetSmarter Inc.,	Lmp Automotive Holdings, inc.
a Delaware Corporation	a Delaware Corporation

By:	/s/ Anastasija Snicarenko	By:	/s/ Sam Tawfik
Name:	Anastasija Snicarenko	Name:	Sam Tawfik
Title:	General Counsel	Title:	Chief Executive Officer

Exhibit A

Master Lease

Exhibit B

Suite 1900 Inventory List

All existing furniture, fixtures and equipment shall be provided As-Is and any repairs or maintenance shall be at Subtenant’s sole expense.

(2) custom zebra wood EA desks

(1) Conference table w/8 chairs

(1) built in matching crendenza in conference room

(3) 70” tv’s

(3) buit in Miele microwaves

(2) built in Miele coffee machines

(1) built in wine cooler

(14) shell desks (loose)

(1) custom sliding top zebra wood executive desk

(30) desk chairs

(1) built in small round conference tables

(10) white executive desks & matching built in credenza

(1) metal wire rack in IT storage room

(3) mini split units in IT room

(1) small storage rack in IT room

(2) racks – (Includes existing network switches to remain)

(1) Crestron system

(16) boardroom chairs

(1) custom powered 20’ conference table

(1) custom zebra wood reception desk

(4) modular desking systems

(7) built in display screens

(14) hardwired shell desks

(12) grey modular hardwired work stations

(1) 5 gallon water dispenser

(6) kitchen barstools

(3) built in refridgerators

(3) built in dishwashers

Equipment NOT included:

(3) Dell Servers in IT Room

(5) Apple TV devises in IT Room

Cisco Video Conference Camera in main conference room, (however existing video conference camera wiring to remain in place)